SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 3, 2008

FNBH BANCORP, INC.
(Exact name of registrant
as specified in charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File Number)	38-2869722 (IRS Employer Identification No.)

101 East Grand River Howell, Michigan (Address of principal executive office)	48843 (Zip Code)

Registrant’s telephone number, including area code: (517) 546-3150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers.

On March 3, 2008, FNBH Bancorp, Inc. (the “Corporation”) entered into Management Continuity Agreements with (i) Nancy Morgan, the Senior Vice President — Human Resources of the Corporation and its wholly-owned subsidiary, First National Bank in Howell, and (ii) Janice Trouba, the Chief Financial Officer of the Corporation and the bank. The Management Continuity Agreements are both effective as of June 7, 2007 (which is approximately the date the agreements were approved by the Board of Directors of the Corporation).

Pursuant to each Management Continuity Agreement, the executive will be entitled to receive a severance payment equal to her average annual salary and average bonus (with such averages calculated in accordance with the terms of the Management Continuity Agreement) if her employment is terminated under certain circumstances in connection with a change in control of the Corporation. This summary of each Management Continuity Agreement is qualified in its entirety by the terms of the respective Management Continuity Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Management Continuity Agreement between FNBH Bancorp, Inc. and Nancy Morgan, dated March 3, 2008, effective June 7, 2007.

Exhibit 10.2	Management Continuity Agreement between FNBH Bancorp, Inc. and Janice Trouba, dated March 3, 2008, effective June 7, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 5, 2008	FNBH BANCORP, INC. (Registrant) By: /s/ Janice B. Trouba —————————————— Janice B. Trouba Chief Financial Officer